Exhibit 99.1

HARRIS & HARRIS GROUP ISSUES BUSINESS UPDATE AND

REPORTS FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2015

NEW YORK, November 9, 2015 — Harris & Harris Group, Inc. (Nasdaq: TINY) reported today that as of September 30, 2015, its net asset value and net asset value per share (“NAV”) were $86,974,196 and $2.80, respectively.

Our NAV per share decreased from $3.34 at June 30, 2015, to $2.80 at September 30, 2015. During the third quarter of 2015, of the portfolio companies that decreased in value, approximately 80 percent of the decrease was related to the general volatility in the public markets. Specifically, values for our publicly traded micro-capitalization companies and for Adesto Technologies Corporation, which began trading in the public markets on October 27, 2015, were significantly lower than in previous quarters. However, we are not in a realization mode for these public companies. These companies successfully raised capital to execute on their business plans, and we currently believe their growth prospects will ultimately result in realizations at a higher level than they are valued as of September 30, 2015. In summary, we do not believe the trend in our NAV reflects the potential future returns from our existing portfolio of companies.

As many of our shareholders are aware, we have been struggling for the past few years with a paradox. This paradox relates specifically to the fact that we have been successful realizing exits and returns on companies, but we have not seen that success translate into increases in our NAV, nor appreciation in our stock price. In previous letters to shareholders we have discussed the tail distribution of early-stage venture investing, we have discussed the need for a “home run” investment, and we have discussed decreasing our expenses. Below, we would like to describe the paradox and then provide our solution.

On the positive side, we have not sold shares of the Company since 2009. We believe, currently, that we have the capital resources to support our best and most mature companies through monetization without having to raise additional capital over the next 18 or more months. We began repurchasing shares of our Company’s common stock through open market transactions during the third quarter of 2015 to increase the impact of future potential realization events on the growth of NAV and on shareholder return. As is evidenced by our financials over the past few quarters, we have also been reducing our expenses.

1

In each of the years 2015 YTD, 2014, 2013, 2012 and 2011, we had liquidity events that have returned proceeds to the company of approximately $9.0 million, $14.9 million, $31.8 million, $11.9 million and $16.5 million, respectively. These liquidity events have resulted in a total of $84.1 million in proceeds returned on a cost basis of $63.6 million over the period of time from 2011 through 2015 YTD. As of November 3, 2015, we also had an additional $16.4 million in secondary liquidity, excluding discounts for lack of marketability, as a result of our current publicly traded portfolio companies.

Looking to the future, we believe there is significant unrealized value in some of our more mature private companies, particularly in D-Wave Systems, Metabolon, HZO and AgBiome. These companies have had access to private capital at accretive prices per share. These accretive prices per share and terms of the financings may not translate directly into increases in the unrealized value of our holdings of those companies. These companies have not required capital from the public markets. We believe that we currently have sufficient capital on our balance sheet to allow us to be patient and ultimately unlock the unrealized value we believe these companies represent.

On the negative side, this has not translated into stabilization or growth in NAV. The inclusion of option pricing modeling into our valuation process, the performance of some of our earlier private investments from 2002-2006, and the performance of some of our publicly traded companies post IPO have all negatively pressured NAV. Multiple realized returns and multiple financings of our portfolio companies at successively higher prices per share have not yet reversed this trend. We recognize NAV stabilization and growth is an important metric and that our inability to reverse this trend needs to be addressed with substantive and definitive actions.

We are addressing this paradox by taking four steps beginning immediately.

1) We need to continue to reduce our net operating loss (defined as our investment income less our expenses) more significantly and more quickly. By significantly, we mean reducing our net operating loss by approximately 25-30 percent in 2016 to the minimum level at which we believe we can operate a publicly traded business development company (“BDC”) in the current regulatory environment. At the Annual Meeting of Shareholders and in our last letter to shareholders, we estimated this amount to be approximately $4 million in expenses per year, not including debt-related expenses. This reduction in net expenses will permit our shareholders to realize more of the value of our portfolio as it matures in the coming years.

2) We plan to return a much greater portion of future realized gains from maturing investments in the BDC to shareholders in the form of dividends and share repurchases. During the third quarter of 2015, our Board of Directors authorized a repurchase of up to $2.5 million of the Company’s common stock in the open market within a six-month period. To date, we have repurchased 418,184 shares.

2

3) We intend to focus new, initial investments made by the BDC after January 1, 2016, in companies that have the potential to generate near-term income to offset our operating expenses and potentially generate additional cash flows for shareholders of Harris & Harris Group.

4) We will seek to build certain of our current and our future investee companies addressing the precision health and medicine market as majority-owned subsidiaries or controlled partner companies. Our team is already actively engaged in this market with our companies, and we expect future value to be derived from our focus in this area by companies we control.

Point four is particularly important, as it represents the future direction of this company.

As we stated above, we have a series of maturing companies that we believe will provide returns to our shareholders over the next few years. Adesto Technologies, AgBiome, Champions Oncology, D-Wave Systems, Ensemble Therapeutics, Enumeral Biomedical Holdings, HZO, Metabolon, Mersana Therapeutics, Produced Water Absorbents, Nanosys, OpGen and Senova are examples of these maturing companies, in which the majority of our investment has already been made.

More recently, we have been actively building an additional set of companies. As detailed in previous letters to shareholders, we have the potential for greater ownership, greater control and greater involvement in these companies. Echopixel, NGX Bio, ORIG3N, Phylagen, ProMuc and TARA Biosystems are examples of these companies. We believe these companies provide us with an opportunity to build value differently than we have historically.

These more recent companies, and some of our maturing companies, place us front and center for what we believe will be an attractive opportunity over the next two decades: the transformation of the current healthcare and medical markets by the technologies being developed in precision health and medicine.

Our current and future efforts are focused on building companies in which these new technologies, or combinations of technologies, are driving the creation of the market for precision health and medicine. We define precision health as a focus on preventative care and well-being at the individual level. It includes not just medical technologies, but digital technologies that permit individuals to take control of their health and well-being at all stages of their lives, and especially ahead of the period in their lives when disease becomes more prevalent and even dominant. Our specific expertise is in areas where phenotypic or environmental information is intersecting with genotypic information.

3

We believe there are four trends that will drive the opportunity in precision health:

1) As investment banks, Macquarie and Barclays, indicated in recent reports, there is a general shift towards consumerism in health and healthcare decisions;

2) The movement of digital technologies into the life sciences market is putting far more information at the fingertips of the individual and placing a high value on business models that can translate the power of aggregated data to the individual decision maker;

3) The merging of new genomic data with phenotypic or environmental data will finally provide medically actionable information; and

4) Baby boomers are now entering a period in their lives where disease becomes prevalent, and “millennials” are digitally savvy and taking control of their healthcare decisions; both represent large segments of the population.

As the slide below illustrates, we believe that Harris & Harris Group is already well positioned building companies in the emerging precision health market. This includes recent advancements in genomics, but our real strength is on the technologies and data that provide phenotypic information beside more traditional genotypic information. The phenotype is the set of observable characteristics of an individual resulting from the interaction of its genotype with the environment. Whereas the "genotype" is the genetic makeup of an organism, the phenotype is how genetic and environmental influences interact to create an appearance or behavior. As the 2005 Nobel Laureate, Barry Marshall, said, “Everything is environmental until you convince me that it is genetic.”

4

Unlike our maturing companies described above, we are building, and we plan to continue to build, precision health and medicine companies as controlled entities. NGX Bio, TARA Biosystems and ProMuc are already controlled entities, and our team works with them very closely. We aim to increase our ownership and control in these companies and a subset of additional companies as well. Our focus will be on building them, holding them and realizing cash distributions from them.

Before we conclude this letter, we want to describe why we believe it was important for Adesto Technologies to complete its IPO, even though it resulted in a large decrease in our NAV and will trade in the currently volatile market for micro-capitalization public companies. Adesto completed its IPO on October 26, 2015, priced at $5.00 per share. As of September 30, 2015, we valued our shares of Adesto at $4.68 per share. At the close of business on November 6, 2015, Adesto's shares traded at $5.41.

Adesto is a developer of ultra-low power non-volatile memory for battery-powered electronics and the Internet of Things. We believe that its design, product architecture, and material science innovations differentiate its products from other memory solutions. Its products are used by over 500 customers, 59 of whom are large multi-national corporations. If you are interested in learning more about Adesto, please see the company’s website at www.adestotech.com and its filings with the Securities and Exchange Commission.

5

Adesto was built in a capital efficient manner, particularly in comparison with other semiconductor memory technologies. Adesto focused its attention on validating its fundamentally new CBRAM technology, debugging its process flow and deploying its first generation chips in accessible markets. Recent validation and positive reception of its CBRAM technology in mass-produced devices signaled that Adesto needed to scale up its manufacturing capabilities, migrate its process into an advanced foundry, pursue CBRAM licensing, and strengthen its sales efforts to win new accounts. These efforts require additional capital that was not readily available from today’s private markets owing to the lack of private market semiconductor investors. Even within the public markets, it is difficult to find investors that are knowledgeable in semiconductor investing. Adesto was purported to be the first semiconductor IPO in three years.

We have written about this problem previously, most recently in our third quarter 2014 letter to shareholders. To us, it is telling that some of the most important fundamental and underlying technologies necessary to enable the promises of future technology trends, such as the Internet of Things, struggle to be developed because there is an extreme dearth of capital for these enabling technologies. In our opinion, functionality must start catching up to design.

We believe that Adesto has a strong foundational business. According to its public filings, in 2014, Adesto generated $41.5 million in revenue. Capital from the public markets was available to Adesto to fund future growth, albeit at a significant discount to comparable companies already trading in the public markets. Even though the cost of capital was higher than desired, we are excited that Adesto now has the capital required to execute on its business plan. We look forward to the potential for the company to create additional value and have it recognized over time by the public markets. Our interest is in being part of this growth over the coming years.

To conclude, we have discussed the importance of achieving scale multiple times over the previous years. As our Board and management discussed the steps described above, we also considered opportunities to achieve greater scale sooner. We will continue to have such conversations. However, to date, we have not found a way to achieve scale without significantly diluting existing shareholders or without giving up potential future value that has not yet been recognized. We are realizing returns in our portfolio, and we believe we will continue to do so. We believe we have companies in our portfolio that can provide significant returns over the coming years, and we will make sure we highlight important events at these companies over the coming quarters. We currently believe we have the capital necessary to realize these returns and generate value for shareholders. We are significantly reducing our expenses in 2016. We are well positioned in the emerging market opportunity of precision health and medicine to provide growth to our shareholders into the future.

6

SUMMARY OF FINANCIAL POSITION

	Sept. 30, 2015	December 31, 2014	Sept. 30, 2014
	(Unaudited)	(Audited)	(Unaudited)

Total Assets	$94,158,008	$112,094,861	$122,451,606
Net Assets	$86,974,196	$109,654,427	$120,158,974
Net Asset Value per Share	$2.80	$3.51	$3.85
Shares Outstanding	31,022,866	31,280,843	31,245,664

Harris & Harris Group is a publicly traded venture capital firm that is also a business development company. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

The information contained herein may also be found in the format of a Quarterly Letter to Shareholders on our website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.adestotech.com and www.facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites, nor the contents of third-party filings with the Securities and Exchange Commission.

7